                                    AGREEMENT                          EXHIBIT C


     THIS AGREEMENT ("Agreement"), dated as of April 20, 1995, between Marshall
T. Reynolds (the "Purchaser") and Abigail Adams National Bancorp, Inc. ("Bancorp"), a Delaware corporation and bank holding company.

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Rights Agreement dated as of April 12, 1994, between Bancorp and The First National Bank of Maryland, as rights agent (the "Bancorp Rights Agreement"), Bancorp declared a dividend of one common share purchase right (the "Rights") for each outstanding share of common stock, par value $10.00 per share, of Bancorp ("Bancorp Common Stock"), payable to shareholders of record of Bancorp common stock on April 23, 1994; and

     WHEREAS, the Rights are not exercisable until the "Distribution Date" described in the Bancorp Rights Agreement; and

     WHEREAS, the Purchaser contemplates entering into a Stock Purchase Agreement ("Stock Purchase Agreement") with Citibank, N.A. (the "Seller"), a national banking association, the form of which is attached hereto as Exhibit A, which provides, subject to the conditions therein contained, for the sale by Seller to Purchaser of 203,038 shares (the "Shares") of Bancorp Common Stock, said purchase being referred to in the Stock Purchase Agreement and this Agreement as the "Acquisition"; and

     WHEREAS, Purchaser and Seller are unwilling to enter into the Stock Purchase Agreement without the execution of this Agreement, such that a condition precedent to Purchaser's execution of the Stock Purchase Agreement is the execution of this Agreement by Bancorp and the performance or the undertaking to perform, as applicable, by Bancorp of its obligations hereunder; and

     WHEREAS, Bancorp has determined that consummation of the Acquisition, subject to the terms set forth herein is in the best interests of Bancorp and its stockholders; and

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Capitalized terms not otherwise defined herein are defined as in the Bancorp Rights Agreement, a copy of which is attached hereto as Exhibit B, and the form of Stock Purchase Agreement, a copy of which is attached hereto as Exhibit A.

     "Employment Agreement" shall mean the employment agreement dated March 31, 1993 among Bancorp, the Adams National Bank ("Adams") and Barbara Davis Blum, as amended effective December 31, 1994, and as it may be further amended from time to time.

     "Severance Agreements" shall mean the severance agreements referenced in
Item 5 of Bancorp's Form 8-K report dated April 27, 1994 and appended thereto as Exhibits No. 10.1 through 10.7, as such may be amended from time to time.

                                   ARTICLE II
              COVENANTS, UNDERTAKINGS AND OBLIGATIONS OF PURCHASER

2.1       TENDER OFFER

          Within twenty (20) business days following the Initial Closing Date of the Acquisition, Purchaser will commence a cash tender offer directed to all stockholders of Bancorp (other than Seller), whereby Purchaser will offer to purchase all outstanding shares of Bancorp Common Stock owned by such stockholders for a cash price of $21.00 per share (the "Tender Offer"). The Tender Offer shall remain open for a minimum of twenty (20) business days (the "Tender Offer Period") and Purchaser shall purchase pursuant to the Tender Offer all shares tendered and not withdrawn during the Tender Offer Period. The Tender Offer shall be conducted in accordance with the requirements of Section 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and in accordance with all other applicable requirements of law.

2.2 Purchaser covenants and agrees that, prior to the consummation of the Tender Offer and the payment in full for any shares tendered, neither the Purchaser nor any assignee of the Shares (or of Purchaser's right to purchase the Shares) will vote such Shares without the consent of Bancorp's Board of Directors, to change in any respect the composition of the Board of Directors.


                                   ARTICLE III
               COVENANTS, UNDERTAKINGS AND OBLIGATIONS OF BANCORP

3.1 Bancorp agrees to take all actions necessary so that the execution, delivery and performance of the Stock Purchase

Agreement and consummation of the Acquisition and the Tender Offer as contemplated by this Agreement do not and will not result in Purchaser, any of his Permitted Assignees (as defined by the Stock Purchase Agreement), or any of their "Affiliates" or "Associates" becoming an "Acquiring Person" or an "Adverse Person" (as such terms are defined in the Bancorp Rights Agreement), enable or require any Rights under the Bancorp Rights Agreement to become exercisable, or otherwise cause or give rise to the occurrence of a "Distribution Date" (as such term is defined in the Bancorp Rights Agreement), which the parties hereto agree may be effected by means of an amendment to the Rights Plan without a redemption of the Rights.

3.2 Bancorp agrees not to take any action to oppose or impede consummation of the Acquisition.

3.3 Bancorp agrees to take and to cause Adams to take all actions necessary so that the execution, delivery and performance of the Stock Purchase Agreement and consummation of the Acquisition and the Tender Offer as contemplated by the Stock Purchase Agreement and this Agreement do not constitute a "Change in Control" under the terms of any of the Severance Agreements or otherwise cause any of the rights or benefits of the employees thereunder to become exercisable or triggered.

3.4 Except as contemplated or required by the terms of this Agreement, Bancorp agrees that prior to the Initial Closing Date, it shall not amend or alter in any fashion the Bancorp Rights Agreement.

3.5 Except as contemplated or required by the terms of this Agreement, Bancorp agrees that prior to the Initial Closing Date, it shall not amend or alter, or permit Adams to amend or alter, in any fashion any of the Severance Agreements or Employment Agreement without the prior written consent of the Purchaser.

3.6 Except as otherwise permitted hereby, between the date hereof and the Initial Closing Date, Bancorp agrees that it will not, and will cause Adams not to, without the prior written approval of the Purchaser:

          (a)  Make any change in its authorized capital stock.

          (b) Issue any shares of its capital stock, securities convertible into its capital stock, or any long term debt securities.

          (c) Issue or grant any options, warrants, or other rights to purchase shares of its common stock.

          (d) Enter into, amend to materially increase its obligations under or materially increase its current level of contributions to, any pension, retirement, stock option, profit sharing, deferred compensation, bonus, group insurance, or similar plan in respect of any of its directors, officers, or other employees.

          (e) Mortgage, pledge, or subject to a lien or any other encumbrance, any of their assets, dispose of any of its assets, incur or cancel any debts or claims, or increase the current level of compensation or benefits payable to its officers, employees or directors, except in the ordinary course of business as heretofore conducted, or take any other action not in the ordinary course of its business as heretofore conducted or incur any material obligation or enter into any material contract not in the ordinary course of business.

          (f) Amend its Certificate of Incorporation or By-Laws, in the case of Bancorp, or its Articles of Association or By-laws, in the case of Adams.

3.7 (a) Notwithstanding any other provision of this Agreement, the parties agree that the Employment Agreement may be amended by Bancorp and Adams to provide for one or more extensions of the termination date of such agreement to a date not beyond 90 days following the Initial Closing Date, on the same terms and conditions, except for the termination date, as provided for therein.

          (b) Notwithstanding any other provision of this Agreement, Bancorp for incentive purposes may adopt a stock option plan and during the first year of the plan issue to directors and employees of Bancorp and Adams stock options to purchase in the aggregate a number of shares of Bancorp Common Stock not in excess of 2.5% of the number of shares of Bancorp Common Stock outstanding on the date hereof.

3.8 At the Initial Closing, upon satisfaction of the conditions set forth in Article VI of the Stock Purchase Agreement, Bancorp shall deliver, and shall cause Adams to deliver, a release of claims against National Bancshares, Inc. ("NBI") and each of its directors (collectively, the "NBI Group") and its officers, employees and agents, in all material respects in the form attached to the Stock Purchase Agreement as Exhibit C.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1       AUTHORIZED AND EFFECTIVE AGREEMENT

          (a) Purchaser has all requisite power and authority to enter into and perform all of its obligations under this Agreement and the Stock Purchase Agreement. The execution and delivery of this Agreement and the Stock Purchase Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action in respect thereof on the part of Purchaser. This Agreement constitutes a legal, valid and binding obligation of Purchaser, which is enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership or conservatorship and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b) Neither the execution and delivery of this Agreement or the Stock Purchase Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Purchaser with any of the provisions hereof or thereof, shall (i) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Purchaser pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (ii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser.

4.2       LEGAL PROCEEDINGS: REGULATORY APPROVALS

          To the best of Purchaser's knowledge, as of the date of Purchaser's execution and delivery of this Agreement, there are no actual actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. No fact or condition relating to Purchaser known to Purchaser exists that would prohibit Purchaser from obtaining all of the regulatory approvals contemplated herein.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BANCORP

5.1       AUTHORIZED AND EFFECTIVE AGREEMENT

          (a) Bancorp has all requisite corporate power and authority to enter into and to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Bancorp. This Agreement constitutes a legal, valid and binding obligation of Bancorp, which is enforceable against Bancorp in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership or conservatorship and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby, nor compliance by Bancorp with any of the provisions hereof, shall (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of Bancorp, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any Distribution Date with respect to, the Bancorp Rights Agreement or any related documents, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, regulation applicable to Bancorp.

5.2       LEGAL PROCEEDINGS

          To the best of Bancorp's knowledge, as of the date of Bancorp's execution and delivery of this Agreement, there are no actual pending actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1       CONDITION PRECEDENT TO PURCHASER'S EXECUTION OF THIS AGREEMENT

          Purchaser's execution of this Agreement shall be subject to the receipt by Purchaser and Seller of the opinion of Covington & Burling that the execution, delivery and performance of the Stock Purchase Agreement and consummation of the Tender Offer shall not result in the Purchaser or any of his Permitted Assignees (as defined by the Stock Purchase Agreement) or any of their "Affiliates" or "Associates" becoming an "Acquiring Person" or an "Adverse Person" (as such terms are defined by the Bancorp Rights Agreement) under the Bancorp Rights Agreement or enable or require any Rights under the Bancorp Rights Agreement to become exercisable, and that a "Distribution Date" (as such term is defined in the Bancorp Rights Agreement) will not occur as a result of the execution, delivery and performance of the Stock Purchase Agreement or the announcement or consummation of the Tender Offer, such opinion to be in form and substance satisfactory to Seller, Purchaser and their respective counsel.

6.2       CONDITIONS PRECEDENT - PURCHASER

          The obligations of the Purchaser to effect the Tender Offer as contemplated by Section 2.1 of this Agreement shall be subject to satisfaction of the following additional conditions at or immediately prior to the Initial Closing Date of the Acquisition under the Stock Purchase Agreement unless waived by Purchaser pursuant to Section 7.3 hereof:

          (a)  The representations and warranties of Bancorp set forth in
Section 5.1 hereof shall be true and correct in all material respects as of the date of this Agreement and as of such Initial Closing Date as though made on and as of such Initial Closing Date, except as otherwise expressly provided in this Agreement or consented to in writing by Purchaser.

          (b)  Purchaser shall have consummated the Acquisition.

          (c) Bancorp shall have in all material respects performed all obligations and complied with all covenants required or made by it in this Agreement.

          (d) Bancorp shall have delivered to Purchaser and Seller a certificate, dated as of the Initial Closing Date and signed by its authorized representative, stating that to the (i) best of such person's knowledge the conditions set forth in Section 6.2(c) have been satisfied; and (ii) since the date of execution of this Agreement the Bancorp Rights Agreement has not been amended or altered in any fashion, (iii) since the date of the certificate of Bancorp directors and officers referred to and relied upon in the opinion of Covington & Burling described in Section 6.1 hereof, no change has occurred in any of the matters and facts set forth in such certificate.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1       TERMINATION

          This Agreement shall terminate, without any further action on the part of either party, effective immediately upon the termination of the Stock Purchase Agreement prior to the Initial Closing Date and may be terminated as follows:

          (a) At any time by the mutual consent in writing of the parties hereto.

          (b) At any time, by Purchaser in writing if Bancorp has, or by Bancorp in writing if Purchaser has, in any material respect, breached (i) any covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which breach has been materially adverse, and in the case of
(i) or (ii) such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Initial Closing Date; provided that neither party may terminate this Agreement pursuant to this Section 7.1(b) if at such time such party has, in any material respect, breached (i) any covenant or undertaking contained herein or (ii) any representation or warranty contained herein and, in either case, such breach has not been cured in all material respects.

7.2       EFFECT OF TERMINATION

          In the event this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect.

7.3       WAIVER

          Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an authorized officer of such party, may at any time extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein. No waiver or extension shall be effective unless it is in writing signed by the party granting such waiver or extension.

7.4       AMENDMENT OR SUPPLEMENT

          This Agreement may be amended or supplemented in writing at any time by mutual agreement of Purchaser and Bancorp. No modification or amendment of, or supplement to, this Agreement shall be effective unless signed by the party to be bound by such modification, amendment or supplement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1       EXPENSES

          Except as provided elsewhere in this Agreement, each party shall bear and pay all fees, expenses and costs that it incurred in connection with the transactions contemplated by this Agreement, without limitation, fees and expenses of its own financial consultants, accountants and counsel.

8.2       ENTIRE AGREEMENT

          This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, with respect to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and Permitted Assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their successors, any rights, remedies, obligations or liabilities.

8.3       NO ASSIGNMENT

          Neither of the parties hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the non-assigning party.

8.4       NOTICES

          All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express, or by registered or certified mail, postage prepaid, addressed as follows:

          If to Bancorp:

               Abigail Adams National Bancorp, Inc.
               1627 K Street, N.W.
               Washington, DC  20006
               Attention:  Barbara Davis Blum

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

          With a required copy to:

               Covington & Burling
               1201 Pennsylvania Avenue, N.W.
               P. O. Box 7566
               Washington, DC  20044
               Attention:  D. Michael Lefever, Esquire

          If to Purchaser:

               Marshall T. Reynolds
               P. O. Box 4040
               Huntington, West Virginia  25729

          With a required copy to:

               Huddleston, Bolen, Beatty, Porter & Copen
               611 Third Avenue
               P. O. Box 2185
               Huntington, West Virginia  25722-2185
               Attention:  Thomas J. Murray, Esquire

8.5       CAPTIONS

          The captions contained in this Stock Purchase Agreement are for reference purposes only and are not part of this Agreement.

8.6       COUNTERPARTS

          This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF, the corporate party has caused this Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the individual party has signed his name, all as of the day and year first above written.

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
                         ABIGAIL ADAMS NATIONAL BANCORP, INC.


                         By:  /S/ Barbara Davis Blum
                             ---------------------------------
                              Its: Chairwoman and CEO
                                    --------------------------

                         /s/ Marshall T. Reynolds
                         -------------------------------------
                         MARSHALL T. REYNOLDS


                                       12

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                                    EXHIBIT A

                      OMITTED FROM THIS EXHIBIT - DOCUMENT
                    APPEARS AS EXHIBIT A TO THIS SCHEDULE 13D

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                                    EXHIBIT B

                                RIGHTS AGREEMENT

          Agreement, dated as of April 12, 1994, between ABIGAIL ADAMS NATIONAL BANCORP, INC., a Delaware corporation (the "Company"), and The FIRST NATIONAL BANK OF MARYLAND, a national banking association (the "Rights Agent").

          The Board of Directors of the Company has authorized and declared a dividend of one common share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on April 25, 1994 (the "Record Date"), each Right representing the right to purchase one Common Share, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall become, after the date hereof, the Beneficial Owner or Record Owner (as such terms are hereinafter defined) of 25% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company or any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan.

          (b) "Adverse Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person (i) is or becomes the Beneficial Owner or Record Owner of 15% or more of the Common Shares then outstanding, and at least a majority of the Board of Directors of the Company who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, shall conclude that the effect of such stock ownership, in the light of the actions which the Person proposes or is likely to take, is potentially materially adverse to the Company's business, assets, competitive position, prospects or other shareholders; (ii) is or becomes the Beneficial Owner or Record Owner of 15% or more of the Common Shares then outstanding and at least a majority of the Board of Directors of the Company who are not officers of the Company determine, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (a) such Beneficial Ownership or Record Ownership by such Person is intended to cause the Company to repurchase the Common Shares owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain or any economic benefit not otherwise available to other shareholders under circumstances where the Board of Directors of the Company determines that the best long-term interests of the Company and all its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such Beneficial Ownership or Record Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company or its shareholders; (iii) is or becomes the Beneficial Owner or Record Owner of 15% or more of the Common Shares then oustatnding and exercises or attempts to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or otherwise exercises "control" of the Company, as such term is defined in 12 C.F.R. Section-225.2(e); or (iv) is or becomes the Beneficial Owner or Record Owner of 15% or more of the Common Shares then outstanding and sells, transfers, assigns or otherwise disposes of all or a portion of such Common Shares in a manner that results in a Person owning 9.9% or more of the Common Shares then outstanding.

          (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement. The terms "Affiliate" and "Associate" shall also include any Person who is "acting in concert" with another Person, as such term is defined in 12 C.F.R. Section-574.2.

          (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or As-sociates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the receipt of regulatory approvals or both) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on
          Schedule 13D under the Exchange Act (or any comparable or successor report), or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Company.

          (e) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the District of Columbia are authorized or obligated by law or executive order to close.

          (f) "Citibank" shall mean Citibank, N.A., New York, New York, including all Affiliates and Associates thereof, except the Company. As of the date hereof, Citibank is not an Acquiring Person or an Adverse Person, even though it is the Beneficial Owner of approximately 71% of the Common Shares, based on a Schedule 13D filed by Citibank with the Securities and Exchange Commission on August 26, 1992. Citibank would become an Acquiring Person if it became the Record Owner of the Common Shares it now beneficially owns. The transfer of the Common Shares beneficially owned by Citibank to a liquidating trustee appointed at the request of or with the concurrence of the Board of Governors of the Federal Reserve System in order to sell such shares would not result in such liquidating trustee being an Acquiring Person. As of the date hereof, Citibank is not an Adverse Person even though it is the Beneficial Owner of more than 15% of the Common Shares, but Citibank would become an Adverse Person if any of the findings of the Company's Board of Directors or if any of the events or actions described in Section 1(b) has occurred or is likely to occur. In accordance with the second paragraph of Section 11(a)(ii) hereof, any Rights owned, directly or indirectly, by Citibank, whether as Beneficial Owner or Record Owner, including but not limited to Rights relating to the Common Shares covered by Citibank's Schedule 13D of August 26, 1992, shall be void upon Citibank becoming an Acquiring Person or an Adverse Person.

          (g) "Close of business" on any given date shall mean 5:00 P.M., District of Columbia time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., District of Columbia time, on the next succeeding Business Day.

          (h) "Common Shares" when used with reference to the Company shall mean the shares of common stock, $10.00 par value, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

          (i) "Distribution Date" shall have the meaning set forth in Section 3 hereof.
                                       17

          (j)  "Final Expiration Date" shall have the meaning set forth in
Section 7 hereof.

          (k) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (l) A "Record Owner" of any securities shall mean the Person whose name appears on the stock transfer books of a company as the registered owner of such securities.

          (m) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

          (n) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (o) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          (p) "Voting Stock" shall mean (i) the Common Shares and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

          Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

          Section 3.  ISSUE OF RIGHT CERTIFICATES.  (a)  Until the earliest of
(i) the tenth day after the Shares Acquisition Date; (ii) the tenth day after the date of the commencement of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner or Record Owner of Common Shares aggregating 25% or more of the then outstanding Common Shares; or (iii) the date a Person becomes an Adverse Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates; and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each Record Owner of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of
                                       19
the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between ABIGAIL ADAMS NATIONAL BANCORP, INC., and THE FIRST NATIONAL BANK OF MARYLAND, dated as of April 12, 1994 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of ABIGAIL ADAMS NATIONAL BANCORP, INC. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. ABIGAIL ADAMS NATIONAL BANCORP, INC. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request thereof. As described in the Rights Agreement, Rights issued to Acquiring Persons or Adverse Persons (as defined in the Rights Agreement) shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the "Purchase Price"), but the number of such Common Shares and the Purchase Price shall be subject to adjustment as provided herein.

          Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, any of its Executive or Senior Vice Presidents or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, of the Company, either manually or by facsimile signature. The Right Certificates shall be manually or by facsimile signature countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its shareholder services office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7.  EXERCISE OF RIGHTS AND EXPIRATION DATE OF RIGHTS.  (a)
The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on December 31, 2003 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date").

          (b) The Purchase Price for each Common Share shall initially be $60.33, shall be subject to adjustment from time to time as provided in Sections

11 and 13 hereof and shall be paid in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check, bank draft or money order payable to the order of the Company or the Rights Agent, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9. RESERVATION AND AVAILABILITY OF COMMON SHARES. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

          The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10. COMMON SHARES RECORD DATE. Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. PURCHASE PRICE AND ADJUSTMENTS. The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time, as provided in this
Section 11:

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

               (ii) In the event any Person shall become an Acquiring Person or an Adverse Person, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the then number of Common Shares for which a Right is then exercisable and dividing that product by (B) the greater of (1) the par value of the Common Shares or (2) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d)) on the date such Person became an Acquiring Person or an Adverse Person.

               Notwithstanding the foregoing, from and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by an Acquiring Person or an Adverse Person (or any Associate or Affiliate of such Acquiring Person or Adverse Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person or an Adverse Person or any Associate or Affiliate thereof and no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or an Adverse Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Adverse Person, Associate or Affiliate. Any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person shall be cancelled.

               (iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights.

               (iv) The failure by the Board of Directors of the Company to declare a Person to be an Adverse Person following such Person becoming the Beneficial Owner or Record Owner of 15% or more of the outstanding Common Shares shall not imply that such Person is not an Adverse Person or limit the Board of Directors' right at any time in the future to declare such Person to be an Adverse Person.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

               (ii) For the purpose of any computation hereunder, the "current per share market price" of the Common Shares shall be determined in accordance with the method set forth in Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If the Common Shares are not publicly held or so listed or traded,

"current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Common Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest one-hundredth of a Common Share) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

          Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

          Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. In the event, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this
Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

          Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificates (or, prior to the Distribution Date, of the Common Shares), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

          Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent in Baltimore, Maryland, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor that anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meeting or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the cost and expenses of defending against any claim of liability in the premises.

          The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or documents believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

          Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Executive or Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13 or 23, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Executive or Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his or her Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the District of Columbia (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the District of Columbia), in good standing, having an office in the District of Columbia, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same power, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 23. REDEMPTION. The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person or an Adverse Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

          Section 24. NOTICE OF CERTAIN EVENTS. (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Shares (other than a regular quarterly cash dividend) or (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), or (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

          (b) In case the event set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

          Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                    Abigail Adams National Bancorp, Inc.
                    1627 K Street, N.W.
                    Washington, D.C. 20006

                    Attention:  President

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


                    The First National Bank of Maryland
                    110 South Paca Street
                    7th Floor
                    Mail Stop BANC-109-754
                    Baltimore, Maryland  21201

                    Attention:  Corporate Trust Operations

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 26. SUPPLEMENTS AND AMENDMENTS. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement; PROVIDED, HOWEVER, that from and after such time as any Person becomes an Acquiring Person or an Adverse Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

          Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 28. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 29. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 30. GOVERNING LAW. Each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. As between the Company and the Rights Agent, this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts to be made and performed entirely within such State.
                                       42

          Section 31. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 32. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   ABIGAIL ADAMS NATIONAL
                                      BANCORP, INC.


Attest:


By:  /S/ Joyce Hertz                              By:  /S/ Barbara Davis Blum
     ----------------------------------               -------------------------
     Joyce Hertz                                      Barbara Davis Blum
     Secretary                                        President


                                   THE FIRST NATIONAL BANK
                                       OF MARYLAND

Attest:

By:  /S/ Rose Marie Vaccaro                  By:  /s/ Vicki L. Suminski
     ---------------------------                  ---------------------------
     Rose Marie Vaccaro                           Vicki L. Suminski
     Corporate Trust Executive                    Vice President

                                                                       EXHIBIT A

                            Form of Right Certificate


Certificate No. R-                                     ____Rights

               NOT EXERCISABLE AFTER DECEMBER 31, 2003 OR EARLIER
                  IF REDEMPTION OCCURS.  THE RIGHTS ARE SUBJECT
                  TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS
                       SET FORTH IN THE RIGHTS AGREEMENT.


                                Right Certificate

                      ABIGAIL ADAMS NATIONAL BANCORP, INC.


          This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 12, 1994 (the "Rights Agreement"), between ABIGAIL ADAMS NATIONAL BANCORP, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF MARYLAND (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., District of Columbia time, on December 31, 2003, at the office of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid non-assessable share of Common Stock, par value $10.00 per share (the "Common Shares"), of the Company, at a purchase price of $60.33 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 12, 1994, based on the Common Shares as constituted at such date.
As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the below-mentioned offices of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at either the principal offices of the Rights Agent in Baltimore, Maryland, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.01 per Right.

          No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Right Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.



          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________, 19__.

ATTEST:                            ABIGAIL ADAMS NATIONAL
                                      BANCORP, INC.


By:  _______________________            By:  ________________________



Countersigned:

[RIGHTS AGENT]

By:  _______________________
     Authorized Signature

                    Form of Reverse Side of Right Certificate





                               FORM OF ASSIGNMENT
                               ------------------
                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

          FOR VALUE RECEIVED
______________________________________________________________________________
hereby sells, assigns and transfers unto _____________________________________
______________________________________________________________________________
               (Please print name and address of transferee)

______________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated: _________________, 19__



                                   ______________________________
                                   Signature


Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To:  ABIGAIL ADAMS NATIONAL BANCORP, INC.

          The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
or other identifying number

______________________________________________________________________________
                         (Please print name and address)

______________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

______________________________________________________________________________
                         (Please print name and address)

_____________________________________________________________________________

Dated:              , 19
       ------------      ---

                                             -----------------------------
                                             Signature
Signature Guaranteed:

          Signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities

Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

          The signature in the foregoing forms of assignment and election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B
                                                                       ---------

                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON SHARES


          On April 12, 1994, the Board of Directors of ABIGAIL ADAMS NATIONAL BANCORP, INC. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, $10.00 par value (the "Common Shares"), of the Company. The dividend is payable on April 25, 1994 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Common Share of the Company, at a price of $60.33 per Common Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The First National Bank of Maryland, as Rights Agent (the "Rights Agent").

          Until the earliest to occur of (a) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership or record ownership of 25% or more of the outstanding Common Shares;
(b) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership or record ownership by a person or group of 25% or more of such outstanding Common Shares; or (c) the date a person or group of affiliated or associated persons is or becomes the beneficial or record owner of 15% or more of the outstanding Common Shares and (i) the actions such person proposes to take are likely to have a material adverse impact on the business or prospects of the Company; (ii) such person intends to cause the Company to repurchase the Common Shares owned by such person; (iii) such person exercises or attempts to exercise a controlling influence over the Company; or (iv) such person transfers all or a portion of such Common Shares in a manner that results in a person owning 9.9% or more of the Common Shares (an "Adverse Person") (the earliest of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

          As of the date of adoption of the Rights Agreement, no Acquiring Person or Adverse Person exists for purposes of the Rights Agreement.

          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on December 31, 2003 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

          The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

          In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any Person becomes an Acquiring Person or an Adverse Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person or Adverse Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right, but in no event will the purchase price per share be less than the par value of the Common Shares.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

          At any time prior to the date a Person becomes an Acquiring Person or an Adverse Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date and, provided there is no Acquiring Person or Adverse Person, to extend the period during which the Rights may be redeemed, except that from and after such time as any person becomes an Acquiring Person or an Adverse Person no such amendment may adversely affect the interests of the holders of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated April 12, 1994. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



       DELAWARE                                               52-1508198
-------------------------------------------------------------------------------
(State of incorporation or organization)     (IRS Employer Identification No.)


    1627 K STREET, WASHINGTON, D.C.                                    20006
-------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:



Title of each class           Name of each exchange on which
to be so registered           each class is to be registered
-------------------           -------------------------------
     None                               None




Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON SHARE PURCHASE RIGHTS
                     --------------------------------------

                                (Title of Class)


Page 1 of _____ total pages                      Exhibit Index appears on page 6

Item 1. DESCRIPTION OF SECURITIES TO BE REGISTERED


     On April 12, 1994, the Board of Directors of ABIGAIL ADAMS NATIONAL BANCORP, INC. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, $10.00 par value (the "Common Shares"), of the Company. The dividend is payable on April 25, 1994 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Common Share of the Company, at a price of $60.33 per Common Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The First National Bank of Maryland, as Rights Agent (the "Rights Agent").

     Until the earliest to occur of (a) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership or record ownership of 25% or more of the outstanding Common Shares; (b) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership or record ownership by a person or group of 25% or more of such outstanding Common Shares; or (c) the date a person or group of affiliated or associated persons is or becomes the beneficial or record owner of 15% or more of the outstanding Common Shares and (i) the actions such person proposes to take are likely to have a material adverse impact on the business or prospects of the Company; (ii) such person intends to cause the Company to repurchase the Common Shares owned by such person; (iii) such person exercises or attempts to exercise a controlling influence over the Company; or (iv) such person transfers all or a portion of such Common Shares in a manner that results in a person owning 9.9% or more of the Common Shares (an "Adverse Person") (the earliest of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this summary of Rights attached thereto.

     As of the date of adoption of the Rights Agreement, no Acquiring Person or Adverse Person exists for purposes of the Rights Agreement.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution
                                        6

Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on December 31, 2003 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any Person becomes an Acquiring Person or an Adverse Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person or Adverse Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right, but in no event will the purchase price per share be less than the par value of the Common Shares.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

     At any time prior to the date a Person becomes an Acquiring Person or an Adverse Person, the Board of Directors of the Company may redeem the Rights in whole but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date and, provided there is no Acquiring Person or Adverse Person, to extend the period during which the Rights may be redeemed, except that from and after such time as any person becomes an Acquiring Person or an Adverse Person no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.


Item 2. EXHIBITS
        --------

EXHIBIT NO.    DESCRIPTION
-----------    -----------
     1         Rights Agreement, dated as of April 12, 1994, between the Company and The First National Bank of Maryland, as Rights Agent.

     2         Right Certificate (attached as Exhibit A to Rights Agreement).
               Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until the Distribution Date as defined therein.

     3 Summary of Rights to Purchase Common Shares (attached as Exhibit B to Rights Agreement).




                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                         ABIGAIL ADAMS NATIONAL BANCORP, INC.




Date: April 12, 1994                By: /S/ BARBARA DAVIS BLUM
                                        ------------------------------------
                                        Barbara Davis Blum
                                        Chairwoman, President and
                                        Chief Executive Officer

                                  EXHIBIT INDEX





                                                              Page at Which
                                                            Exhibit Appears
                                                            in Sequentially
EXHIBIT NO.                                                 DESCRIPTION
NUMBERED COPY                                               ---------------
-------------

     1          Rights Agreement, dated as of April
                12, 1994, between the Company and
                The First National Bank of Maryland,
                as Rights Agent.

     2          Right Certificate (attached as
                Exhibit A to Rights Agreement).
                Pursuant to the Rights Agreement,
                printed Right Certificates will not
                be mailed until the Distribution
                Date as defined therein.

     3          Summary of Rights to Purchase Common
                Shares (attached as Exhibit B to
                Rights Agreement).